Exhibit 4.14

Loan Agreement

Between

Wang Chengzhu

And

Shanghai eHi Car Rental Co., Ltd.

January 16, 2015

Loan Agreement

This loan agreement (hereinafter referred to as this “Agreement”) is made in Shanghai on January 16, 2015:

BETWEEN:

(1)                           Wang Chengzhu, a citizen of the People’s Republic of China with ID NO. of 320822197906050919 (hereinafter referred to as “Borrower”);

(2)                           Shanghai eHi Car Rental Co., Ltd., a limited liability company established in accordance with PRC laws and registered address is Room 409, No. 49, Lane 555, Wenxi Road, Shanghai (hereinafter referred to as “Lender”)

( hereinafter individually referred to as a “Party” and collectively the “Parties”.)

Whereas:

1           To meet its funding requirement, Borrower proposes to borrow RMB 300,000.00 from Lender;

2           Lender agrees to provide loan to Borrower.

For the purpose of determining Borrower and Lender’s rights and obligations under the foregoing loan arrangement, it is agreed as follows:

Article I Definitions

1.1For the purposes of this Agreement:

“Loan” means the loan in RMB provided by Lender to Borrower as described in Article 2.1.

“Amount” means any amount outstanding under the Loan.

“Repayment Notice” has the meaning specified in Article 4.1.

“Repayment Request” has the meaning specified in Article 4.2.

“Effective Date” means the date on which this Agreement is duly executed by the Parties.

“PRC” refers to the People’s Republic of China. For the purpose of this agreement, Hong Kong, Macao and Taiwan are excluded.

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1.2 Relevant terms used in this Agreement shall have following meanings:

“Article” shall be construed to mean articles of this Agreement, unless otherwise specified in the context of this agreement.

“Taxes and charges” shall be construed to include any taxes, charges, tariffs and other impositions of a similar nature (including but not limited to any penalty or interest related to failed or delayed payment of such taxes and charges).

“Borrower” and “Lender” shall be construed to include their respective successors and assignees approved by each Party in accordance with its interest.

1.3 Unless otherwise indicated, a reference to this Agreement or any other agreements or documents in this Agreement shall be construed as a reference to this Agreement or such other agreement or document (as the case may be) as has been (or as may from time to time be) modified, amended, substituted or supplemented.

1.4 Headings are merely for convenience of reference.

1.5 Unless otherwise required by the context, plural terms shall be deemed to include singular terms and vice versa.

Article II Extension of Loans

2.1 Lender agrees to provide to Borrower a loan in the amount of RMB Three Hundred Thousand (300,000.00) on the Effective Date (hereinafter referred to as the “Loan”). The Loan shall have a term of 10 years which commences from the Effective Date and may be automatically renewed upon the expiry of such term, provided that Lender does not oppose such renewal by giving a prior written notice.

Article III Interest

3.1 Both Parties agree that no interest will accrue on the Loan.

Article IV Repayment

4.1 Lender may at any time accelerate the Loan in its absolute and sole discretion, and may require Borrower to repay any portion of the Amount or the entire Amount by giving a notice of repayment (hereinafter referred to as “Repayment Notice”) thirty (30) days in advance.

4.2 Borrower may, at any time, file an application for repayment (hereinafter referred to as “Repayment Request”) with Lender thirty (30) days in advance proposing to fully repay the Amount. Unless with the consent of Lender, Borrower shall not repay the Loan partially or by installments.

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4.3 If Borrower has been demanded to repay, or has proposed to repay the Loan, upon expiration of the thirty (30) days period specified in the Repayment Notice or the Repayment Request, Borrower shall repay the Amount in cash or in such other forms as may be required by Lender in accordance with articles of association and applicable laws and regulations and approved by a resolution duly adopted by the board of directors. To the extent not in conflict with applicable PRC laws, this Loan shall, in principle, be repaid with the amount received by Borrower for its transfer of the equity interest it holds in Shanghai eHi Information Technology Service Co., Ltd. to Lender or a third party designated by Lender.

4.4 Notwithstanding foregoing Article 4.1 and Article 4.2, during the term of the Loan and any extension thereof, Lender shall have the right to require Borrower to immediately repay the full Amount of the Loan:

(1) Borrower is dead, is declared missing, loses civil capacity or has limited civil capacity ;

(2) Borrower resigns from Lender or is dismissed by Lender;

(3) The cooperative relationship between Shanghai eHi Information Technology Service Co., Ltd. and Lender has been rescinded or terminated;

(4) Without Lender’s consent, Borrower rescinds or terminates the guarantee agreement with Lender which secures the repayment obligations hereunder (the “Guarantee Agreement”), or breaches or fails to perform any of its obligations under the Guarantee Agreement;

(5) Borrower commits any criminal offense or is involved in or connected with any criminal offense; or

(6) Any other third party makes any request or other claims against Borrower for payment of any debt in excess of RMB 300,000.

Article V Taxes and Charges

All taxes and charges related to this Loan shall be borne by Lender.

Article VI Confidentiality

6.1 Irrespective of whether this Agreement has been terminated, Borrower shall keep confidential (i) the execution, performance and content of this Agreement; (ii) the business secrets, proprietary information and customer information of Lender coming into its knowledge or received by it as a result of execution and performance of this Agreement (hereinafter collectively referred to as “Confidential Information”). Borrower may only use such Confidential Information for the purpose of performing its obligations under this Agreement. Without Lender’s written approval, Borrower shall not disclose any such Confidential Information to any third party. Otherwise, Borrower shall bear liabilities for breach and indemnify against losses.

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6.2 Upon termination of this Agreement, Borrower shall, at the request of Lender, return, destroy or otherwise dispose of all documents, materials or software containing Confidential Information and shall cease any use thereof.

6.3 Notwithstanding any other provisions of this Agreement, the validity of Article VI shall survive suspension or termination of this Agreement.

Article VII Notice

7.1 Any notices, requests, requirements and other correspondences under this Agreement or made in accordance with this Agreement shall be served to relevant Parties in writing.

7.2  Such notice or other communication shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

Article VIII Liabilities for Default

8.1 Borrower undertakes to indemnify Lender against any actions, fees, claims, costs, damages, demands, expenses, liabilities, losses or proceedings as may be suffered or incurred by Lender as a result of Borrower’s breach of any of its obligations hereunder.

8.2 Notwithstanding other provisions of this Agreement, the validity of this article shall survive suspension or termination of this Agreement.

Article IX Miscellaneous

9.1 This Agreement is executed in Chinese in two (2) originals, with each Party of this Agreement holding one (1).

9.2 Execution, validation, performance, modification, interpretation and termination of this Agreement shall be governed by PRC laws.

9.3 Any disputes arising from or in connection with this Agreement shall be settled by Parties involved in disputes through negotiation. If no a consensus is reached within thirty (30) days after occurrence of disputes, such disputes shall be brought before a court of competent jurisdiction for resolution through legal proceedings.

9.4 No rights, authorities and remedies empowered to any Party by any provisions of this Agreement shall preclude any other rights, authorities or remedies enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, authorities and remedies shall preclude its exercise of its other rights, authorities and remedies.

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9.5 No failure or delay by a Party in excising any rights, authorities and remedies under this Agreement or laws (hereinafter referred to as “Party’s Rights”) will result in a waiver of such rights and no single or partial waiver by a Party of the Party’s Rights will preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

9.6 Headings of this Agreement are merely for convenience and shall not be used to interpret or affect interpretation of articles of this Agreement under any circumstances.

9.7 Each provision contained herein shall be severable and independent of any other provisions hereof. If any one or more provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

9.8 Any amendments or supplements of this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

9.9 Without prior written consent from Lender, Borrower shall not assign any of its rights and/or obligations under this Agreement to any third party. Upon notice to the other Party, Lender shall have the right to assign any of its rights and/or obligations to any third party designated by it.

9.10 This Agreement shall be binding upon legal assignees or successors of each Party.

(Remainder of Page Intentionally Left Blank)

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[Execution Page]

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed at the place and as of the date first above written.

Wang Chengzhu
By:	/s/ Wang Chengzhu

Shanghai eHi Car Rental Co., Ltd.
(Seal)

By:	/s/ Ruiping Zhang
Name:
Title:	Authorized Representative

Loan Agreement

Between

Zhang Wen

And

Shanghai eHi Car Rental Co., Ltd.

January 16, 2015

Loan Agreement

This loan agreement (hereinafter referred to as this “Agreement”) is made in Shanghai on January 16, 2015:

BETWEEN:

(1)                           Zhang Wen, a citizen of the People’s Republic of China with ID NO. of 310109198606264011(hereinafter referred to as “Borrower”);

(2)                           Shanghai eHi Car Rental Co., Ltd., a limited liability company established in accordance with PRC laws and registered address is Room 409, No. 49, Lane 555, Wenxi Road, Shanghai (hereinafter referred to as “Lender”)

( hereinafter individually referred to as a “Party” and collectively the “Parties”.)

Whereas:

1           To meet its funding requirement, Borrower proposes to borrow RMB 700,000.00 from Lender;

2           Lender agrees to provide loan to Borrower.

For the purpose of determining Borrower and Lender’s rights and obligations under the foregoing loan arrangement, it is agreed as follows:

Article I Definitions

1.1For the purposes of this Agreement:

“Loan” means the loan in RMB provided by Lender to Borrower as described in Article 2.1.

“Amount” means any amount outstanding under the Loan.

“Repayment Notice” has the meaning specified in Article 4.1.

“Repayment Request” has the meaning specified in Article 4.2.

“Effective Date” means the date on which this Agreement is duly executed by the Parties.

“PRC” refers to the People’s Republic of China. For the purpose of this agreement, Hong Kong, Macao and Taiwan are excluded.

1.2 Relevant terms used in this Agreement shall have following meanings:

“Article” shall be construed to mean articles of this Agreement, unless otherwise specified in the context of this agreement;

“Taxes and charges” shall be construed to include any taxes, charges, tariffs and other impositions of a similar nature (including but not limited to any penalty or interest related to failed or delayed payment of such taxes and charges).

“Borrower” and “Lender” shall be construed to include their respective successors and assignees approved by each Party in accordance with its interest.

1.3 Unless otherwise indicated, a reference to this Agreement or any other agreements or documents in this Agreement shall be construed as a reference to this Agreement or such other agreement or document (as the case may be) as has been (or as may from time to time be) modified, amended, substituted or supplemented.

1.4 Headings are merely for convenience of reference.

1.5 Unless otherwise required by the context, plural terms shall be deemed to include singular terms and vice versa.

Article II Extension of Loans

2.1 Lender agrees to provide to Borrower a loan in the amount of RMB Seven Hundred Thousand (700,000.00) on the Effective Date (hereinafter referred to as the “Loan”).The Loan shall have a term of 10 years which commences from the Effective Date and may be automatically renewed upon the expiry of such term, provided that Lender does not oppose such renewal by giving a prior written notice.

Article III Interest

3.1 Both Parties agree that no interest will accrue on the Loan.

Article IV Repayment

4.1 Lender may at any time accelerate the Loan, in its absolute and sole discretion, and may require Borrower to repay any portion of the Amount or the entire Amount by giving a notice of repayment (hereinafter referred to as “Repayment Notice”) thirty (30) days in advance.

4.2 Borrower may, at any time, file an application for repayment (hereinafter referred to as “Repayment Request”) with Lender thirty (30) days in advance proposing to fully repay the Amount. Unless with the consent of Lender, Borrower shall not repay the Loan partially or by installments.

4.3 If Borrower has been demanded to repay, or has proposed to repay the Loan, upon expiration of thirty (30) days period specified in the Repayment Notice or Repayment Request, Borrower shall repay the Amount in cash or in such other forms as may be required by Lender in accordance with articles of association and applicable laws and regulations and approved by a resolution duly adopted by the board of directors. To the extent not in conflict with applicable PRC laws, this Loan shall, in principle, be repaid with the amount received by Borrower for its transfer of the equity interest it holds in Shanghai eHi Information Technology Service Co., Ltd. to Lender or a third party designated by Lender.

4.4 Notwithstanding foregoing Article 4.1 and Article 4.2, during the term of the Loan and any extension thereof, Lender shall have the right to require Borrower to immediately repay the full Amount of the Loan:

(1) Borrower is dead, is declared missing, loses civil capacity or has limited civil capacity ;

(2) Borrower resigns from Lender or is dismissed by Lender;

(3) The cooperative relationship between Shanghai eHi Information Technology Service Co., Ltd. and Lender has been rescinded or terminated;

(4)Without Lender’s consent, Borrower rescinds or terminates the guarantee agreement with Lender which secures the repayment obligations hereunder (the “Guarantee Agreement”), or breaches or fails to perform any of its obligations under the Guarantee Agreement;

(5) Borrower commits any criminal offense or is involved in or connected with any criminal offense; or

(6) Any other third party makes any request or other claims against Borrower for payment of any debt in excess of RMB 300,000.

Article V Taxes and Charges

All taxes and charges related to this Loan shall be borne by Lender.

Article VI Confidentiality

6.1 Irrespective of whether this Agreement has been terminated, Borrower shall keep confidential (i) the execution, performance and content of this Agreement; (ii) the business secrets, proprietary information and customer information of Lender coming into its knowledge or received by it as a result of execution and performance of this Agreement (hereinafter collectively referred to as “Confidential Information”). Borrower may only use such Confidential Information for the purpose of performing its obligations under this Agreement. Without Lender’s written approval, Borrower shall not disclose any such Confidential Information to any third party. Otherwise, Borrower shall bear liabilities for breach and indemnify against losses.

6.2 Upon termination of this Agreement, Borrower shall, at the request of Lender, return, destroy or otherwise dispose of all documents, materials or software containing Confidential Information and shall cease any use thereof.

6.3 Notwithstanding any other provisions of this Agreement, the validity of Article VI shall survive suspension or termination of this Agreement.

Article VII Notice

7.1 Any notices, requests, requirements and other correspondences under this Agreement or made in accordance with this Agreement shall be served to relevant Parties in writing.

7.2 Such notice or other communication shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

Article VIII Liabilities for Default

8.1 Borrower undertakes to indemnify Lender against any actions, fees, claims, costs, damages, demands, expenses, liabilities, losses or proceedings as may be suffered or incurred by Lender as a result of Borrower’s breach of any of its obligations hereunder.

8.2 Notwithstanding other provisions of this Agreement, the validity of this article shall survive suspension or termination of this Agreement.

Article IX Miscellaneous

9.1 This Agreement is executed in Chinese in two (2) originals, with each Party of this Agreement holding one (1).

9.2 Execution, validation, performance, modification, interpretation and termination of this Agreement shall be governed by PRC laws.

9.3 Any disputes arising from or in connection with this Agreement shall be settled by Parties involved in disputes through negotiation. If no a consensus is reached within thirty (30) days after occurrence of disputes, such disputes shall be brought before a court of competent jurisdiction for resolution through legal proceedings.

9.4 No rights, authorities and remedies empowered to any Party by any provisions of this Agreement shall preclude any other rights, authorities or remedies enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, authorities and remedies shall preclude its exercise of its other rights, authorities and remedies.

9.5 No failure or delay by a Party in excising any rights, authorities and remedies under this Agreement or laws (hereinafter referred to as “Party’s Rights”) will result in a waiver of such rights and no single or partial waiver by a Party of the Party’s Rights will preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

9.6 Headings of this Agreement are merely for convenience and shall not be used to interpret or affect interpretation of articles of this Agreement under any circumstances.

9.7 Each provision contained herein shall be severable and independent of any other provisions hereof. If any one or more provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

9.8 Any amendments and supplements of this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

9.9 Without prior written consent from Lender, Borrower shall not assign any of its rights and/or obligations under this Agreement to any third party. Upon notice to the other Party, Lender shall have the right to assign any of its rights and/or obligations to any third party designated by it.

9.10 This Agreement shall be binding upon legal assignees or successors of each Party.

(Remainder of Page Intentionally Left Blank)

[Execution Page]

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed at the place and as of the date first above written.

Zhang Wen
By:	/s/ Zhang Wen

Shanghai eHi Car Rental Co., Ltd.
(Seal)

By:	/s/ Ruiping Zhang
Name:
Title:	Authorized Representative